UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2020

Wesbanco, Inc.

(Exact name of Registrant as Specified in Its Charter)

West Virginia	000-08467	55-0571723
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Bank Plaza, Wheeling, WV		26003
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (304) 234-9000

Former Name or Former Address, if Changed Since Last Report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock $2.0833 Par Value	WSBC	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition

Wesbanco, Inc. issued a press release today announcing earnings for the three months ended March 31, 2020.  The press release is attached as Exhibit 99.1 to this report.

Wesbanco, Inc. will host a conference call to discuss the Company's financial results for the first quarter of 2020 on Tuesday, April 28, 2020 at 10:00 a.m. ET.

Interested parties can access the live webcast of the conference call through the Investor Relations section of the Company's website, www.wesbanco.com.  Participants can also listen to the conference call by dialing 888-347-6607, 855-669-9657 for Canadian callers, or 412-902-4290 for international callers, and asking to be joined into the WesBanco call.  Please log in or dial in at least 10 minutes prior to the start time to ensure a connection.

A replay of the conference call will be available by dialing 877-344-7529, 855-669-9658 for Canadian callers, or 412-317-0088 for international callers, and providing the access code of 10136709.  The replay will begin at approximately 12:00 p.m. ET on April 28, and end at 12 a.m. ET on May 13.  An archive of the webcast will be available for one year on the Investor Relations section of the Company’s website (www.wesbanco.com).

Item 8.01 Other Events

In light of recent developments relating to COVID-19, Wesbanco is supplementing its risk factors contained in Item 1A of its Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the Securities and Exchange Commission on February 28, 2020 (“Annual Report”). The following risk factors should be read in conjunction with the risk factors contained in our Annual Report on Form 10-K.  Any of the risks described in our Annual Report on Form 10-K, as well as any of the risks described below, could materially adversely affect our business, financial condition and results of operations.  Additional risks and uncertainties that are not presently known to us or that we deem immaterial may also adversely impact our business or financial results. Moreover, the effects of the COVID-19 pandemic may heighten many of the other risk factors in our Annual Report and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K including, but not limited to, risks of credit deterioration, interest rate changes, rating agency actions, governmental actions, market volatility, theft, fraud, security breaches and technology interruptions.    Except as set forth below, there are no material changes related to risk factors from the risk factors described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2019.

THE COVID-19 PANDEMIC IS ADVERSELY AFFECTING THE OPERATIONS OF US AND OUR CUSTOMERS.

The spread of COVID-19 has created a global public-health crisis that has resulted in widespread volatility and deteriorations in household, business, economic, and market conditions.  This pandemic has caused many state governments to enact “shelter in place” orders and the institution of social distancing requirements, which have adversely impacted the economy due to the vast restrictions and forced closures of non-essential businesses during the quarantine period.   As a result, many of our customers have been adversely affected by business closures.  Accordingly, COVID-19 may result in a significant decrease in our customer’ business and/or cause our customers to be unable to meet existing payment or other obligations to us.  These adverse impacts on the businesses of our customers could cause a material adverse effect to our business, financial condition, and results of operations.

NEGATIVE ECONOMIC FACTORS MAY ADVERSELY AFFECT WESBANCO’S FINANCIAL PERFORMANCE.

Negative economic conditions in our markets may adversely affect Wesbanco’s financial performance. Current shelter-in-place orders in many of Wesbanco’s markets of West Virginia, Ohio, western Pennsylvania, Kentucky, southern Indiana and Maryland, will result in negative economic factors depending on the length of such government restrictions. Negative changes in economic and financial market conditions could result in additional deceases in market value of financial instruments, impairment of goodwill and intangible assets and decreases in interest income. A rise in unemployment from the forced closures of non-essential businesses, could have a negative impact on our customers’ ability to repay their loans as well as a decrease in the customer deposit base as they use their savings to pay current expenses. This could result in increased risk of delinquencies, defaults, foreclosures and losses on our loans, negatively impact regional economic conditions, result in a decline in local loan demand, loan originations and deposit availability. Any one or more of these developments could have a material adverse effect on our business, financial condition and results of operations.

Additionally, the COVID-19 pandemic has significantly affected the financial markets and has resulted in a number of Federal Reserve actions. Market interest rates have declined significantly. On March 3, 2020, the 10-year Treasury yield fell below 1.00% for the first time, and the Federal Reserve reduced the target federal funds rate by 50 basis points to 1.00% to 1.25%. On March 15, 2020, the Federal Reserve further reduced the target federal funds rate by 100 basis points to 0.00% to 0.25% and announced a $700 billion quantitative easing program in response to the expected economic downturn caused by the COVID-19 pandemic. The Federal Reserve reduced the interest that it pays on excess reserves from 1.60% to 1.10% on March 3, 2020, and then to 0.10% on March 15, 2020. We expect that these reductions in interest rates, especially if prolonged, could adversely affect our net interest income and margins and our profitability.

MARKET VOLATILITY AND PROLONGED PERIODS OF ECONOMIC STRESS MAY AFFECT WESBANCO’S CAPITAL AND LIQUIDITY.

The COVID-19 pandemic has caused volatility in financial markets and could potentially cause prolonged periods of economic stress. This may result in decreased capital and liquidity. In addition to the potential affects from negative economic conditions noted above, Wesbanco instituted a program to help COVID-19 impacted customers. This program allows a 90 day deferral of loan principal and/or interest payments as long as the customer meets certain requirements. Depending on how many customers apply for this program, Wesbanco’s liquidity could be negatively impacted if a significant number of customers apply and are approved for the deferral of payments. In addition, if these deferrals are not effective in mitigating the effect of COVID-19 on our customers, it may adversely affect our business and results of operations more substantially over a longer period of time. If the economic situation deteriorates, federal and state regulators may also consider taking actions such as suspension of dividends and other capital distributions in order to conserve capital and retain capacity, any of which could adversely impact our business.

The extent to which the COVID-19 pandemic impacts our business, financial condition and results of operation, as well as our regulatory capital and liquidity ratios, will depend on future developments, which are highly uncertain and cannot be predicted, including the scope and duration of the pandemic and the efficacy of actions taken by governmental authorities and other third parties in response to the pandemic.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

99.1 - Press release dated April 27, 2020 announcing earnings for the three months ended March 31, 2020.

99.2 – First quarter 2020 earnings conference call presentation.

104 - Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wesbanco, Inc.
(Registrant)

Date: April 27, 2020	/s/ Robert H. Young
Robert H. Young
Senior Executive Vice President and
Chief Financial Officer